UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2010

NEW GENERATION BIOFUELS HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	1-34022	26-0067474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5850 Waterloo Road, Suite 140
Columbia, Maryland 21045
 (Address of principal executive offices)(Zip Code)

(410) 480-8084
 (Registrant’s telephone number, including area code)

N/A
(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 1 3-e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Item 1.01  Entry into Material Definitive Agreement

On February 19, 2010, we entered into an amendment to our Exclusive License Agreement with Ferdinando Petrucci that covers the proprietary technology used to produce our biofuel.  Under this amendment, instead of paying the $1,000,000 license payment due in two equal installments on February 20, 2010 and March 20, 2010, we are paying $120,000 in cash and issuing 1,100,000 shares of our common stock to Mr. Petrucci.  This amendment helps improve our liquidity position.

           A copy of Amendment No. 8 to the Exclusive License Agreement, dated March 20, 2006, as amended between Ferdinando Petrucci and New Generation Biofuels is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1
Amendment No. 8, dated February 19, 2010, to the Exclusive License Agreement, dated March 20, 2006 and as amended, between New Generation Biofuels, Inc. (formerly H2Diesel, Inc.) and Ferdinando Petrucci.

99.1	Press Release issued by New Generation Biofuels Holdings, Inc. on February 22, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 23, 2010	/s/ Cary J. Claiborne
Name: Cary J. Claiborne
Title: President, Chief Executive Officer and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
No.	Description

10.1
Amendment No. 8, dated February 19, 2010, to the Exclusive License Agreement, dated March 20, 2006 and as amended, between New Generation Biofuels, Inc. (formerly H2Diesel, Inc.) and Ferdinando Petrucci.

99.1	Press Release issued by New Generation Biofuels Holdings, Inc. on February 22, 2010.